Spruce Power Reports Third Quarter 2024 Results

DENVER, COLORADO (November 13, 2024) – Spruce Power Holding Corporation (NYSE: SPRU) (“Spruce” or the “Company”), a leading owner and operator of distributed solar energy assets across the United States, today reported financial results for the third quarter ended September 30, 2024.

Business Highlights

•Reported 3Q revenues of $21.4 million, net loss attributable to stockholders of $53.5 million and Operating EBITDA of $17.7 million
•Ended quarter with strong liquidity position for future growth, with $113.7 million of unrestricted cash
•Executed a non-binding Letter of Intent ("LOI") to acquire a portfolio of approximately 10,000 home solar assets and contracts - this deal is expected to close in the fourth quarter of 2024, which if completed would bring ownership of total home solar assets and contracts to approximately 85,000
•Continued to develop a pipeline of organic growth prospects through Spruce Pro, including the signing of a non-binding Memorandum of Understanding ("MOU") to service a portfolio with thousands of residential solar customers

Management Commentary and Outlook

"Spruce has built a highly attractive owner-operator platform that is poised for scale and long-term value creation. We continue to advance a pipeline of growth opportunities with a focus on profitable growth and driving inflection in the cash generating ability of our Company," said Chris Hayes, Spruce's Chief Executive Officer.

Hayes continued, "These efforts include the signing of an LOI for our next acquisition that, if completed, would position Spruce to add long-term, contracted cash flows from approximately 10,000 home solar assets and contracts, representing over 10% growth in our rooftop solar portfolio. Also, we remain laser-focused on unlocking value from investment in our comprehensive servicing platform through Spruce Pro third-party service offerings."

Consolidated Financial Results

Revenues totaled $21.4 million for the third quarter of 2024, compared to $23.3 million for the third quarter of 2023. The decrease was primarily due to lower solar renewable energy credit ("SREC") revenues and higher performance guarantee payments during the three months ended September 30, 2024.

Core operating expenses (excluding depreciation), which includes both selling, general & administrative expenses ("SG&A") and operations and maintenance ("O&M"), were $17.4 million for the third quarter of

2024, up from $15.9 million for the third quarter of 2023. The increase was primarily attributable to higher non-routine O&M, higher compensation cost, and legal costs tied to legal settlements and ongoing legal proceedings incurred during the quarter.

Net loss attributable to stockholders was $53.5 million for the third quarter of 2024.

Management considers Operating EBITDA a key measure in evaluating Spruce's operating performance. For the third quarter of 2024, Operating EBITDA was $17.7 million.

Balance Sheet and Liquidity

The Company's total principal amount of outstanding debt as of September 30, 2024, was $631.0 million with a blended interest rate of 5.9%, including the impact of hedge arrangements. All debt consists of project finance loans that are non-recourse to the Company itself.

Total cash as of September 30, 2024, was $150.0 million, including cash and cash equivalents of $113.7 million and restricted cash of $36.3 million. Cash and cash equivalents decreased from $116.6 million as of June 30, 2024. The decrease is primarily attributable to higher non-routine O&M and legal costs tied to legal settlements and ongoing legal proceedings.

2024 Guidance

Spruce Power revises its previously stated guidance range of $68 - $86 million of Operating EBITDA and $0 - $5 million of Adjusted Free Cash Flow, to $57 - $62 million of Operating EBITDA and ($12) - ($7) million of Adjusted Free Cash Flow.

Growth and Capital Allocation

Spruce is committed to maximizing long-term value for our shareholders through a disciplined approach that includes strategic acquisitions, capital expenditure projects, debt repayment, and shareholder return initiatives.

In September 2024, Spruce executed a non-binding Letter of Intent to acquire a portfolio of approximately 10,000 home solar assets and contracts. The portfolio, which is supported by long-term contracts, is highly complementary to Spruce's existing asset base. Spruce intends to fund the acquisition through a combination of cash on hand and non-recourse project level debt. The Company expects the transaction to close in the fourth quarter of 2024. While management is pursuing the potential acquisition, there is no guarantee that the Company will execute the intended acquisition.

In October 2024, Spruce entered a non-binding Memorandum of Understanding with a residential solar installer to provide servicing solutions to a portfolio with thousands of residential solar customers. The Company expects to execute a servicing agreement in the fourth quarter of 2024.

There were no common stock repurchases made during the third quarter of 2024. There was $44.7 million remaining under the Company's authorized $50.0 million common share repurchase program as of September 30, 2024. The Company will continue to assess common stock repurchases on a quarterly basis with its Board of Directors.

Key Operating Metrics

As of September 30, 2024, Spruce owned cash flows from approximately 75,000 home solar assets and contracts across 18 U.S. States with an average remaining contract life of approximately 11 years. Combined portfolio generation for the third quarter ended September 30, 2024, was approximately 123 thousand MWh of power. In addition, the Company also serviced approximately 1,000 third-party owned home solar systems and third-party loans as of September 30, 2024. Gross Portfolio Value, on a PV6 basis as described below, was $766.0 million as of September 30, 2024.

Conference Call Information

The Spruce management team will host a conference call for analysts and investors to discuss its third quarter 2024 financial results and business outlook today at 2:30 p.m. Mountain Time. The conference call can be accessed live over the telephone by dialing (800) 715-9871 and referencing Conference ID 6052195. Alternatively, the call can be accessed via a live webcast accessible on the Events & Presentations page in the Investor Relations section of the Company’s website at https://investors.sprucepower.com/overview/default.aspx. An audio replay will be available shortly after the call and can be accessed by dialing (800) 770-2030. The passcode for the replay is 6052195. The replay will be available until November 27, 2024.

About Spruce Power

Spruce Power is a leading owner and operator of distributed solar energy assets across the United States. We provide subscription-based services that make it easy for homeowners to benefit from rooftop solar power and battery storage. Our power as-a-service model allows consumers to access new technology without making a significant upfront investment or incurring maintenance costs. Our Company owns the cash flows from approximately 75,000 home solar assets and contracts across the United States. For additional information, please visit www.sprucepower.com.

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements can be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intends,” “may,” “opportunity,” “plans,” “goals,” “target,” “predict,” “potential,” “estimate,” “should,” “will,” “would,” “continue,” “likely” or the negative of these terms or other words of similar meaning. These statements are based upon our current plans and strategies and reflect our current assessment of the risks and uncertainties. Forward-looking statements in this release include statements regarding 2024 guidance, potential future acquisitions, including the potential acquisition of approximately 10,000 home solar assets and contracts as contemplated by the LOI (the “Potential Acquisition”), the potential for growth in Spruce’s business through the transaction contemplated by the MOU, potential future repurchases under the stock purchase program, and the Company's prospects for long-term growth in revenues, business cash inflows and earnings. The Company may not enter into a definitive agreement to complete the Potential Acquisition, which is still subject to negotiation, the Potential Acquisition may not be completed in a timely manner or at all, and the Company may incur significant costs, fees and expenses related to the Potential Acquisition. Repurchases under the stock repurchase program will depend upon market prices, trading volume, available cash and other factors, and therefore, there is no guarantee as to the number of shares that may be purchased. These statements are based on various assumptions, whether or not identified in this press release and on the current expectations of management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to: expectations regarding the growth of the solar industry and home electrification; the ability to identify and complete future acquisitions; the ability to develop and market new products and services; the effects of pending and future legislation; the highly competitive nature of the Company’s business and markets; the ability to execute on and consummate business plans in anticipated time frames; litigation, complaints, product liability claims, government investigations and/or adverse publicity; cost increases or shortages in the components or chassis necessary to support the Company’s products and services; the introduction of new technologies; the impact of natural disasters and other events beyond our control, such as hurricanes, wildfires or pandemics, on the Company’s business, results of operations, financial condition, regulatory compliance and customer experience; privacy and data protection laws, privacy or data breaches, or the loss of data; general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; risks related to the rollout of the Company’s business and the timing of expected business milestones; the effects of competition on the Company’s future business; the availability of capital; and the other risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 9, 2024, subsequent Quarterly Reports on Form 10-Q and other documents that the Company files with the SEC in the future. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and the Company specifically disclaims any obligation to update these forward-looking statements.

Use of Non-GAAP Financial Information

This press release includes references to certain non-GAAP financial measures. We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of current period performance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, the GAAP financial measures presented in this press release, our financial statements, and other publicly filed reports. This prospective financial information was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or U.S. GAAP with respect to forward-looking financial information. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Definitions of Non-GAAP Financial Information

Earnings (Loss) Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”):

We define EBITDA as our consolidated net income (loss) and adding back interest expense, net, income taxes, and depreciation and amortization. We believe EBITDA provides meaningful information to the performance of our business and therefore we use it to supplement our GAAP reporting. We believe that Adjusted EBITDA, which excludes certain identified items that we do not consider to be part of our ongoing business, improves the comparability of year-to-year results, and is representative of our underlying performance. Management uses this information to assess and measure the performance of our operating segment. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance.

Operating EBITDA:

We define Operating EBITDA as Adjusted EBITDA plus proceeds from investment in master lease agreement, net, proceeds from buyouts / prepayments and interest earned on cash investments. Proceeds from investment in lease agreement, net, represent cash flows from the Company's Spruce Power 4 Portfolio, which holds the 20-year use rights to customer payment streams of approximately

22,500 solar lease and power purchase agreements, net of servicing costs. Proceeds from buyouts / prepayments represent cash inflows from the early buyout of customer solar contracts and cash inflows from the prepayment of customer solar contracts. Interest earned on cash investments represent cash interest received on investments in money market funds / U.S. Treasury securities.

Adjusted Free Cash Flow:

We define Adjusted Free Cash Flow as Operating EBITDA less project finance debt service, platform capital expenditures, and other non-cash items. Project finance debt service represents principal and interest payments, including sweeps where applicable, on Spruce's non-recourse, project finance debt facilities. Other non-cash items represent miscellaneous non-cash income or expense associated with our various operating portfolios of residential solar assets.

Portfolio Value Metrics:

We believe Portfolio Value Metrics are helpful to management, investors, and analysts to understand the value of our business and to evaluate the estimated remaining value of our customer contracts, including present value implied from future, uncontracted sales of solar renewable energy credits generated from assets that the Company owns today.

•Gross Portfolio Value reflects the remaining projected net cash flows from current customers discounted at 6% (“PV6”)
•Projected cash flows include the customer’s initial agreement plus renewal

($ in millions)	As of September 30, 2024
Contracted Portfolio Value (1)	$687
Renewal Portfolio Value (2)	63
Uncontracted Renewable Energy Credits (3)	16
Gross Portfolio Value (4)	$766

(1) Contracted Portfolio Value represents the present value of the remaining net cash flows discounted at 6% per annum during the initial term of the Company’s customer agreements as of the measurement date. It is calculated as the present value of cash flows discounted at 6% that the Company expects to receive from customers in future periods as set forth in customer agreements, after deducting expected operating and maintenance costs, equipment replacements costs, distributions to tax equity partners in consolidated joint venture partnership flip structures, and distributions to third-party project equity investors. The calculation includes cash flows the Company expects to receive in future periods from state incentive and rebate programs, contracted sales of solar renewable energy credits, and awarded net cash flows from grid service programs with utilities or grid operators.

(2) Renewal Portfolio Value is the forecasted net present value the Company would receive upon or following the expiration of the initial customer agreement term, but before the 30th anniversary of the system’s activation in the form of cash payments during any applicable renewal period for customers as of the measurement date. The Company calculates the Renewal Portfolio Value amount at the expiration of the initial contract term assuming that, on average, Spruce's customers choose to renew 50% of the time at a contract rate representing a 35% discount to the contract rate in effect at the end of the initial contract term, for a term of 7-years.

(3) Uncontracted sales of SRECs based on forward market REC pricing curves, adjusted for liquidity discounts.
(4) Gross Portfolio Value represents the sum of Contracted Portfolio Value, Renewal Portfolio Value and Uncontracted SRECs.

Spruce Power Holding Corporation
Condensed Consolidated Statements of Operations (Unaudited)
For the Three Months Ended September 30, 2024 and 2023

	Three Months Ended September 30,
(In thousands, except per share and share amounts)	2024	2023

Revenues	$21,378	$23,250
Operating expenses:
Cost of revenues	9,657	9,810
Selling, general and administrative expenses	13,521	12,391
Litigation settlements, net	7,205	26,339
Gain on asset disposal	(603)	(773)
Impairment of goodwill	28,757	—
Total operating expenses	58,537	47,767
Loss from operations	(37,159)	(24,517)
Other (income) expense:
Interest income	(6,265)	(8,255)
Interest expense, net	11,367	11,192
Change in fair value of warrant liabilities	(2)	(70)
Change in fair value of interest rate swaps	11,328	(8,061)
Other income, net	(37)	(360)
Net loss from continuing operations	(53,550)	(18,963)
Net loss from discontinued operations	(4)	(204)
Net loss	(53,554)	(19,167)
Less: Net income (loss) attributable to redeemable noncontrolling interests and noncontrolling interests	(25)	146
Net loss attributable to stockholders	$(53,529)	$(19,313)
Net loss from continuing operations per share, basic and diluted	$(2.88)	$(1.09)
Net loss from discontinued operations per share, basic and diluted	$—	$(0.01)
Net loss attributable to stockholders per share, basic and diluted	$(2.88)	$(1.11)
Weighted-average shares outstanding, basic and diluted	18,566,015	17,351,796

Spruce Power Holding Corporation
Reconciliation of Non-GAAP Financial Measures
For the Three Months Ended September 30, 2024 and 2023

	Three Months Ended September 30,
(In thousands)	2024	2023
Reconciliation of Net Loss to EBITDA, Adjusted EBITDA and Operating EBITDA
Net loss attributable to stockholders	$(53,529)	$(19,313)
Net income (loss) attributable to redeemable noncontrolling interests and noncontrolling interests	(25)	146
Interest income	(6,265)	(8,255)
Interest expense, net	11,367	11,192
Depreciation and amortization	4,983	5,324
EBITDA	(43,469)	(10,906)
Net loss from discontinued operations	4	204
Impairment of goodwill	28,757	—
Legal charges related to SEC investigation and shareholder lawsuits	7,078	24,451
Gain on asset disposal	(603)	(773)
Change in fair value of interest rate swaps	11,328	(8,061)
Meter upgrade campaign	954	1,254
Other one-time costs	1,533	572
Change in fair value warrant liabilities	(2)	(70)
Stock based compensation	761	850
Bad debt expense	309	1,332
Accretion expense	62	—
Non-recurring acquisition/divestment expenses	—	355
Adjusted EBITDA	6,712	9,208
Proceeds from investment in lease agreement, net	7,495	7,247
Proceeds from buyouts / prepayments	1,945	1,518
Interest earned on cash investments	1,596	1,811
Operating EBITDA	$17,748	$19,784

Spruce Power Holding Corporation
Condensed Consolidated Balance Sheets (Unaudited)
September 30, 2024 and December 31, 2023

	As of
(In thousands, except share and per share amounts)	September 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$113,658	$141,354
Restricted cash	36,323	31,587
Accounts receivable, net of allowance of $0.9 million and $1.7 million as of September 30, 2024 and December 31, 2023, respectively	11,523	9,188
Interest rate swap assets, current	6,723	11,333
Prepaid expenses and other current assets	4,779	9,879
Total current assets	173,006	203,341
Investment related to SEMTH master lease agreement	138,340	143,095
Property and equipment, net	464,695	484,406
Interest rate swap assets, non-current	12,812	16,550
Intangible assets, net	9,267	10,196
Deferred rent assets	3,370	2,454
Right-of-use assets, net	5,029	5,933
Goodwill	—	28,757
Other assets	255	257
Long-term assets of discontinued operations	—	32
Total assets	$806,774	$895,021

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$858	$1,120
Non-recourse debt, current, net	28,351	27,914
Accrued expenses and other current liabilities	30,892	40,634
Deferred revenue, current	1,686	878
Lease liability, current	956	1,166
Current liabilities of discontinued operations	65	—
Total current liabilities	62,808	71,712
Non-recourse debt, non-current, net	577,005	590,866
Deferred revenue, non-current	2,876	1,858
Lease liability, non-current	5,061	5,731
Warrant liabilities	—	17
Unfavorable solar renewable energy agreements, net	3,510	6,108
Interest rate swap liabilities, non-current	607	843
Other long-term liabilities	3,219	3,047
Long-term liabilities of discontinued operations	52	170

Total liabilities	655,138	680,352
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value; 350,000,000 shares authorized at September 30, 2024 and December 31, 2023; 19,398,378 and 18,597,728 shares issued and outstanding at September 30, 2024, respectively, and 19,093,186 issued and 18,292,536 outstanding at December 31, 2023	2	2
Additional paid-in capital	477,413	475,654
Accumulated deficit	(322,449)	(257,888)
Treasury stock at cost, 800,650 shares at September 30, 2024 and December 31, 2023	(5,424)	(5,424)
Noncontrolling interests	2,094	2,325
Total stockholders’ equity	151,636	214,669
Total liabilities and stockholders’ equity	$806,774	$895,021

For More Information
Investor Contact: investors@sprucepower.com
Head of Investor Relations: Bronson Fleig

Media Contact: publicrelations@sprucepower.com